UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 2007

ARGYLE SECURITY ACQUISITION CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51639	20-3101079
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Concord Plaza, Suite 700 San Antonio, TX	78216
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 828-1700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 8, 2006, Argyle Security Acquisition Corporation (“Argyle”), Argyle’s wholly-owned subsidiary ISI Security Group, Inc. (the “Merger Subsidiary”) and ISI Detention Contracting Group, Inc. (“ISI”) entered into a merger agreement pursuant to which the Merger Subsidiary will merge into ISI, and ISI will become a wholly-owned subsidiary of Argyle. Argyle previously reported entry into the merger agreement pursuant to a Current Report on Form 8-K dated December 8, 2006.

On June 29, 2007, Argyle, the Merger Subsidiary and ISI entered into an amendment to the merger agreement pursuant to which (i) the security holders of ISI would receive an additional $400,000 in cash and unsecured promissory notes in the aggregate principal amount of $1.925 million and (ii) the date on which either party could terminate the merger agreement without cause was moved from July 1, 2007 to July 16, 2007. The parties entered into the amendment because it was clear that the merger agreement would not be completed by July 1, 2007. Pursuant to the merger agreement, as amended, Argyle will pay ISI’s security holders an aggregate merger consideration of approximately $46,505,000, consisting of $18,600,000, 1,180,000 shares of Argyle’s common stock (valued at approximately $9,180,000, based on the closing price of the common stock on June 25, 2007) and unsecured promissory notes in the aggregate amount of $1.925 million convertible into Argyle’s common stock at a conversion price of $10 per share, and the assumption of approximately $6,000,000 of long-term debt, up to $9,000,000 pursuant to a line of credit (of which approximately $5.7 million was outstanding as of April 16, 2007), $2.1 million of capitalized leases as of March 31, 2007, approximately $1.0 million of transaction costs, and up to $2,000,000 ($1,854,952 as of March 31, 2007) which will be paid to a company owned by ISI’s Chief Executive Officer and President.

The promissory notes to be issued to the security holders of ISI will be unsecured and subordinated to the outstanding debt of ISI post-merger. In addition, the promissory notes will (i) be in a form mutually acceptable to Argyle and ISI, (ii) bear interest at the rate of 5% per year, payable semiannually, (iii) mature five years from the date of issuance, (iv) be convertible (in whole or in part) into shares of Argyle’s common stock at the election of the holder of each promissory note at any time after January 1, 2008 at a price per share of $10.00, and (v) be redeemable at Argyle’s election after January 1, 2009, at a price per share of $10.00.

Item 9.01              Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Amendment to the Merger Agreement dated June 29, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 6, 2007	ARGYLE SECURITY ACQUISITION CORPORATION
	By:	/s/ Bob Marbut
Bob Marbut Chairman and Co-Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment to the Merger Agreement dated June 29, 2007